Exhibit 99.1

NorthStrive Biosciences Announces Results from EL-32 Preclinical Combination Study with Semaglutide and
Plans for Next Phase of Development

●	Study identifies preliminary lean-mass finding at the highest EL-32 dose while informing future preclinical development strategy

●	Results advance NorthStrive Biosciences’ engineered probiotic platform targeting muscle preservation for patients on GLP-1 weight loss treatments

NEWPORT BEACH, Calif., November 5, 2026 (GLOBE NEWSWIRE) -- PMGC Holdings Inc. (Nasdaq: ELAB) (“PMGC” or the “Company”) today announced the completion of a preclinical study evaluating EL-32, an engineered probiotic candidate being developed by its wholly owned subsidiary, NorthStrive Biosciences Inc. (“NorthStrive”), both as a standalone treatment and in combination with semaglutide, the GLP-1 receptor agonist that is the active ingredient in Ozempic® and Wegovy®.

The study was announced in the Company’s March 10, 2026 press release titled “NorthStrive Biosciences Announces Launch of EL-32 Preclinical Study Evaluating Muscle Preservation in GLP-1 Weight Loss Therapy” and was conducted by an independent contract research organization specializing in metabolic disease models. The eight-week study evaluated the effects of EL-32 on body weight, body composition, glucose regulation, and insulin sensitivity in a diet-induced obesity (DIO) mouse model, a widely used preclinical model for evaluating obesity and metabolic therapies.

The study identified preliminary findings of interest with EL-32 administered alongside semaglutide, including a statistically significant greater absolute lean mass at the highest tested EL-32 dose and an improved relative glucose response during insulin tolerance testing at the lowest combination dose, compared with semaglutide alone. However, these findings were limited to specific measures and doses, and the combination did not demonstrate a consistent additive metabolic benefit over semaglutide alone.

Key Study Findings

●	Potential lean-mass preservation: The combination of high-dose EL-32 and semaglutide demonstrated a statistically significant greater difference in body weight gain compared with semaglutide alone, a finding directionally consistent with NorthStrive’s muscle-preservation thesis. No significant difference was observed in relative lean mass, and the finding was not reproduced in the low-dose combination group.

●	Body weight reduction: Both EL-32 combination groups demonstrated significant reductions in body weight compared with untreated obese controls. Greater weight reduction was observed with combination treatment compared with semaglutide alone, reaching statistical significance for the high-dose combination on the final day of treatment, although these differences were not consistently statistically significant across the treatment period.

●	Insulin sensitivity and metabolic markers: Combination treatment with EL-32 and semaglutide improved insulin sensitivity, glucose tolerance and metabolic markers compared with EL-32 alone and untreated obese controls. These improvements were generally comparable to semaglutide alone, with the low-dose combination showing a statistically significant improvement in the relative glucose response during insulin tolerance testing compared with semaglutide alone.

●	EL-32 monotherapy: Across the doses evaluated, EL-32 alone did not demonstrate meaningful improvements in body weight, body composition, or most metabolic measures, although the highest dose showed a modest improvement in an insulin sensitivity measure.

Next Steps for the EL-32 Program

The study accomplished its purpose as a proof-of-concept experiment, generating the first controlled in vivo data on EL-32 in a GLP-1 combination setting and identifying the dose and endpoints that merit further study. While semaglutide was responsible for the majority of observed weight loss and metabolic improvements, the contract research organization noted that the semaglutide dose used produced substantial effects on its own, leaving a limited window to detect an additional effect of EL-32, and recommended that the combination be re-evaluated with a lower dose of semaglutide.

Based on these findings, NorthStrive plans to design a follow-on preclinical study evaluating EL-32 in combination with a lower dose of semaglutide, with lean mass and body composition considered to be the primary endpoints, and expects to provide an update on the design and timing of that study in the first quarter of 2027. The results will also inform NorthStrive’s broader EL-22 and EL-32 development program, including the analytical characterization work with Charles River Laboratories announced on September 29, 2026 and the planned spaceflight study under the Orbit2Orbit term sheet announced on August 25, 2026.

Addressing an Important Need in Obesity Treatment

GLP-1 receptor agonists have transformed obesity management, but the loss of lean body mass during treatment remains an important area of clinical research and, the Company believes, a significant and growing market opportunity for muscle-preserving therapies that can be used alongside GLP-1 weight loss treatments.

EL-32 is an orally administered, investigational engineered probiotic designed to target the myostatin and activin A pathways, two negative regulators of skeletal muscle growth. NorthStrive’s research seeks to determine whether modulation of these pathways can support preservation of lean tissue alongside therapies that promote weight reduction.

The findings are preliminary, are limited to the conditions evaluated in this animal study, and do not establish efficacy or muscle preservation in humans.

About NorthStrive Biosciences Inc.

NorthStrive Biosciences Inc., a PMGC Holdings Inc. company, is a biopharmaceutical company focused on developing innovative therapeutics to address unmet medical needs. Through strategic research partnerships, AI-enabled drug discovery collaborations, disciplined development, and selective in-licensing, NorthStrive aims to build a diversified pipeline of differentiated therapeutic candidates across multiple disease areas. For more information, please visit www.northstrivebio.com.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

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Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations, the ability to obtain, maintain and enforce patent protection, whether patent applications will issue or claims will be allowed, clinical and regulatory development timelines, potential indications, safety and efficacy, and market opportunity. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements.

Forward-looking statements in this press release include, but are not limited to, statements regarding the planned follow-on preclinical study of EL-32, its design, endpoints and timing, the development of EL-22 and EL-32, and the potential market opportunity for muscle-preserving therapies used alongside GLP-1 receptor agonists. Results observed in preclinical animal models may not be predictive of results in humans. The planned follow-on study has not yet been initiated, and the Company cannot provide assurance that it will be initiated or completed on the anticipated timeline, that it will produce favorable results, or that any results will support further development. There can be no assurance that the Company will successfully advance EL-22 or EL-32, complete additional studies, obtain regulatory approvals, develop a product candidate, or generate revenue from this program.

These and other risks are described more fully in PMGC’s filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations Contact

IR@pmgcholdings.com

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